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                                                            EXHIBIT(c)(2)(a)(i)

                        AGREEMENT FOR THE SALE OF ASSETS
                      OF THE WHITE-NEW IDEA FARM EQUIPMENT
                     DIVISION OF ALLIED PRODUCTS CORPORATION

                          DATED AS OF NOVEMBER 8, 1993

                                 BY AND BETWEEN

                                AGCO CORPORATION

                                       AND

                           ALLIED PRODUCTS CORPORATION


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                                                                   Page
                                                                   ----
1.   SALE AND PURCHASE OF ASSETS; DEFINITIONS OF ASSETS               2

     1.1  Farm Equipment and Farm Equipment Parts                     2

     1.2  Purchased Assets                                            2

          1.2.1     Inventory                                         3
          1.2.2     Tooling                                           3
          1.2.3     Machinery and Equipment                           3
          1.2.4     Real Property Leases                              3
          1.2.5     Certain Proprietary Rights                        3
          1.2.6     Receivables                                       4
          1.2.7     Contract Rights                                   4
          1.2.8     Other Assets                                      4

     1.3  Real Property                                               5
     1.4  Excluded Assets                                             5
     1.5   Assumed Liabilities                                        6
     1.6   Excluded Liabilities                                       6

2.   PURCHASE PRICE                                                   9

     2.1  Purchase Price                                              9
     2.2  Payment of Purchase Price                                   9

          2.2.1     Closing Payment                                   9
          2.2.2     Post-Closing Adjustment                          10
          2.2.2.1   Calculation                                      10
          2.2.2.2   Payment of Adjustment                            10
          2.2.2.3   Refund of Adjustment                             10

     2.3  Base Balance Sheet; Closing Balance Sheet                  11
          2.3.1     Base Balance Sheet                               11
          2.3.2     Closing Balance Sheet                            11
          2.3.3     Buyer's Review of Closing Balance Sheet          11

     2.4  Allocation of Purchase Price                               12



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                                                                      Page
                                                                      ----

3.   WHITE AND NEW IDEA DEALERS                                          12

     3.1  Definitions                                                    12

     3.2  Objective                                                      13

     3.3  Assignment of Rights and Obligations Under Dealer Agreements
     Regarding Farm Equipment and Farm Equipment Parts                   13

     3.4  Dealer Returns of Farm Equipment and Farm Equipment Parts      14

4.   [Intentionally Omitted]                                             14

5.   REPRESENTATIONS AND WARRANTIES OF SELLER                            14

     5.1  Organization                                                   15

     5.2  Qualification to Do Business                                   15

     5.3  Authorization; No Breach; Consents                             15

     5.4  No Conflict or Violation                                       16

     5.5  Title to Purchased Assets; Condition                           17

     5.6  Proprietary Information                                        17

     5.7  Dealer List Prices and Standard Costs                          18

     5.8  Financial Statements                                           18

     5.9  Inventory                                                      19

     5.10 Receivables                                                    19

     5.11 [Intentionally Omitted]                                        19

     5.12 Customers, Distributors and Suppliers                          19

     5.13 Dealer Contracts                                               20

     5.14 Contracts                                                      20



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                                                                       Page
                                                                       ----

     5.15 Severance Arrangements                                         23

     5.16 Purchase Commitments and Outstanding Bids                      23

     5.17 Widespread Failure                                             24

     5.18 Environmental Matters                                          24

     5.19 Litigation                                                     27

     5.20 Taxes                                                          28

     5.21 Locations of Purchased Assets                                  28

     5.22 Conduct of Business                                            28

     5.23 Solvency                                                       29

     5.24 Brokers                                                        29

     5.25 Accuracy of Warranties                                         29

6.   REPRESENTATIONS AND WARRANTIES OF BUYER                             30

     6.1  Organization                                                   30

     6.2  Qualification to do Business                                   30

     6.3  Authorization                                                  30

     6.4  No Consent or Approval Required                                31

     6.5  Brokers                                                        31

7.   COVENANTS OF SELLER                                                 31

     7.1  Operation of Business                                          32

     7.2  Preservation of Business                                       32

     7.3  Access                                                         32

     7.4  No Solicitation                                                33


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                                                                       Page
                                                                       ----
     7.5  Notice                                                         33

8.   ADDITIONAL AGREEMENTS OF THE PARTIES                                33

     8.1  Best Efforts; Further Assurances                               33

     8.2  Seller's Access to Records After Closing                       34

     8.3  Buyer's Access to Records After Closing                        34

     8.4  Disposition of Certain Information                             35

     8.5  Employees and Employee Benefits                                36

          8.5.1     Employment                                           36
          8.5.2     Pension Plans and 401(k) Plans                       36
          8.5.3     Retiree Benefits                                     36
          8.5.4     Workers' Compensation                                37
          8.5.5     Accrued Vacation                                     37
          8.5.6     Severance                                            37
          8.5.7     Communication with Employees and Dealers             37

     8.6  Bulk Sales                                                     37

9.   CLOSING; DELIVERY                                                   38

     9.1  Closing                                                        38

     9.2  Deliveries and Payments at Closing                             38

     9.3  Possession                                                     40

10.  CONDITIONS TO CLOSING                                               40

     10.1 Mutual Conditions                                              40

          10.1.1    HSR Act                                              40
          10.1.2    Bank Consents                                        40
          10.1.3    No Suit                                              41

     10.2 Buyer's Conditions                                             41

          10.2.1    Representations and Warranties To Be Correct         41
          10.2.2    No Material Change                                   41


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                                                                       Page
                                                                       ----
          10.2.3    Certificates                                         41
          10.2.4    Opinion of Counsel                                   43
          10.2.5    Release of Liens                                     45
          10.2.6    Base Balance Sheet                                   45

     10.3 Seller's Conditions                                            45

          10.3.1    Representations and Warranties To Be Correct         45
          10.3.2    Certificates                                         45
          10.3.3    Opinion of Counsel                                   46
          10.3.4    Certificate of Assumption of Liabilities             47

11.  TERMINATION                                                         47

     11.1 Termination of Agreement                                       47
          11.1.1    Mutual Consent                                       47
          11.1.2    Breach                                               48
          11.1.3    Litigation                                           48
          11.1.4    Cut-Off Date                                         48
     11.2 Effect of Termination                                          48

12.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY               48

     12.1 Survival of Representations and Warranties                     49

     12.2 Indemnification by Seller                                      49

          12.2.1    Inaccuracy of Representations, Etc.                  49
          12.2.2    Breach of Covenant                                   50
          12.2.3    Product Liability                                    50
          12.2.4    Certain Taxes                                        50
          12.2.5    Bulk Sales                                           50
          12.2.6    Environmental Liability                              50
          12.2.8    Liabilities Other than Assumed Liabilities           52
          12.2.9    Seller Indemnification Threshold                     52

     12.3 Indemnification By Buyer                                       52

          12.3.1    Inaccuracy of Representations, Etc.                  53
          12.3.2    Breach of Covenant                                   53
          12.3.3    Product Liability                                    53
          12.3.4    Certain Taxes                                        53
          12.3.5    Environmental Liability                              54



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                                                                       Page
                                                                       ----
          12.3.6    Other Liabilities                                    54
          12.3.7    Buyer Indemnification Threshold                      54

     12.4 Miscellaneous                                                  55
     12.5 Cooperation                                                    55

13.  NON-COMPETITION; NON-SOLICITATION OF EMPLOYEES                      56

     13.1 Scope of Non-Competition                                       56
     13.2 Non-Solicitation of Employees                                  57
     13.3 Injunctive Relief                                              57

14.  MISCELLANEOUS                                                       58

     14.1 Notices                                                        58

     14.2 Expenses; Sales and Use Taxes                                  59

     14.3 Governing Law                                                  60

     14.4 Successors and Assigns                                         60

     14.5 No Third Party Beneficiaries                                   60

     14.6 Execution in Counterparts                                      60

     14.7 Titles and Headings                                            60

     14.8 Entire Agreement                                               60

     14.9 Amendment and Modification                                     61

     14.10     Public Announcement                                       61

                                AGREEMENT FOR THE

                              SALE OF ASSETS OF THE

                    WHITE-NEW IDEA FARM EQUIPMENT DIVISION OF

                           ALLIED PRODUCTS CORPORATION


     AGREEMENT dated as of November 8, 1993, by and between ALLIED PRODUCTS CORPORATION, a Delaware corporation ("Seller"), and AGCO CORPORATION, a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller, through its division commonly known as the White-New Idea Farm Equipment Division of Allied Products Corporation, owns and operates facil-ities engaged in the manufacture and sale of equipment and service parts for use in agricultural and farming operations which are sold through dealers under the "White," "White Farm," "White Farm Equipment," "WFE," "New Idea," "AG One" and "Uni" names (the "Farm Equipment Business"); and

     WHEREAS, Buyer is engaged in the sale of farm equipment and service parts through dealers; and

     WHEREAS, Seller desires to transfer, sell and assign to Buyer, and Buyer desires to purchase and acquire from Seller, subject to the terms and conditions set forth herein, the Farm

Equipment Business and substantially all of the assets of and certain liabilities relating to the Farm Equipment Business;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, warranties, representations and conditions contained in this Agreement, the parties hereto hereby agree as follows:

     1.   SALE AND PURCHASE OF ASSETS; DEFINITIONS OF ASSETS

     Upon the terms and subject to the conditions and exceptions contained herein, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at the "Closing" (as hereinafter defined), or at such other times as are herein provided, free and clear of all liens, claims and encumbrances, all of Seller's right, title and interest in and to the "Purchased Assets" (as hereinafter defined). For purposes of this Agreement, the date of the Closing shall be referred to as the "Effective Date."

          1.1 FARM EQUIPMENT AND FARM EQUIPMENT PARTS. For purposes of this Agreement, "Farm Equipment" shall mean the products and accessories listed and described on Schedule 1.1. "Farm Equipment Parts" shall mean service parts for Farm Equipment, including, without limitation, the high volume, low margin, after market replacement parts not included as original equipment parts in the White service parts catalog.


          1.2 PURCHASED ASSETS. For purposes of this Agreement, the term "Purchased Assets" shall mean all assets, properties and rights, other than the "Excluded Assets" (as defined in Section 1.4 hereof), held by Seller as of the Effective Date which relate primarily to Seller's

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conduct of the Farm Equipment Business, including, without limitation, all assets reflected on the "Closing Balance Sheet" (as defined in Section 2.3.2 hereof). Without limiting the generality of the foregoing, the Purchased Assets shall include all of Seller's right, title and interest in and to, as of the Effective Date, the following assets which are used primarily in, or which arise from, the conduct of the Farm Equipment Business:

          2.1 INVENTORY. All inventories of raw materials, purchased parts and components, and all work-in-process, employed in the production of Farm Equipment and Farm Equipment Parts (the "Production Inventories") wherever located; all inventories of finished Farm Equipment Parts (the "Service Parts Inventories") wherever located; and all inventories of finished Farm Equipment and all "action" inventories of finished Farm Equipment used as demonstrators, show units, engineering models and dealer returns (collectively, the "Whole Goods Inventories") wherever located.

          1.2.2 TOOLING. All tooling, dies, jigs, fixtures, patterns, molds, tools and similar tangible personal property wherever located, including, without limitation, those items listed and described on Schedule 1.2.2.


          1.2.3 MACHINERY AND EQUIPMENT. All machinery, equipment, supplies, office equipment, fixtures, furniture and other personal property items wherever located, including, without limitation, those items listed and described on Schedule 1.2.3.

          1.2.4 REAL PROPERTY LEASES. To the extent assignable, all real property leasehold interests listed on Schedule 1.2.4 (collectively, the "Real Property Leases").

          1.2.5 CERTAIN PROPRIETARY RIGHTS. All owned intellectual property, including, without limitation, all copyrights, technology, trade secrets, know-how, engineering

                                       -3-


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drawings, inventions, patents and trademarks (and all applications therefor) and the goodwill associated therewith, trade names, computer software developed by Seller and other proprietary information and rights, specifically including, without limiting the generality of the foregoing, the trade names and associated trademarks and logos listed on Schedule 1.2.5, and to the extent assignable, all licensed intellectual property (collectively, the "Proprietary Rights").

          1.2.6 RECEIVABLES. All account receivables, trade acceptance receivables and other receivables (collectively, the "Receivables").

          1.2.7 CONTRACT RIGHTS. To the extent assignable, all "Dealer Agreements" (as defined in Section 3.1 hereof) and all rights under the executory contracts, personal property leases, purchase and sale orders and other commitments of the Farm Equipment Business for the purchase of raw materials, supplies and other goods and services (i) listed on Schedule 5.14 hereto and (ii) those which are not required to be listed on Schedule 5.14 hereto and were entered into by Seller in the ordinary course of the Farm Equipment Business (collectively, the "Contract Rights"); provided that Seller shall remain liable with respect to, and Buyer shall not indemnify Seller for, any breach or alleged breach of performance by Seller prior to the Effective Date with respect to all such contracts, orders and other commitments.

          1.2.8 OTHER ASSETS. All catalogs, brochures, customer lists and records, credit files, product slides, videotapes, photos, ad mats and other marketing material; all books and records, including, without limitation, all financial, operating, inventory and legal records; all of Seller's rights with respect to the manufacture and sale of toys associated with the Farm Equipment Business; and all other assets reflected on the Closing Balance Sheet (other than the Real Property).

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          1.3  REAL PROPERTY.  At the Closing Buyer and Seller shall enter into:
(a) a Lease Agreement (the "Coldwater Lease") substantially in the form of EXHIBIT A attached hereto, pursuant to which Buyer shall lease from Seller all real property, fixtures and improvements comprising Seller's plant in Coldwater, Ohio (the "Coldwater Plant"); and (b) a Lease Agreement (the "Kewanee Lease") substantially in the form of EXHIBIT B attached hereto, pursuant to which Buyer shall lease from Seller all real property, fixtures and improvements comprising Seller's plant in Kewanee, Illinois (the "Kewanee Plant" and together with the Coldwater Plant, the "Real Property"). Notwithstanding the foregoing, it is the mutual intention of the parties hereto that Buyer shall purchase from Seller, subsequent to the Closing hereunder, the Real Property pursuant to that certain Contract for the Purchase and Sale of Real Property of even date herewith by and between Buyer and Seller with respect to the Coldwater Plant (the "Coldwater Contract") and that certain Contract for the Purchase and Sale of Real Property of even date herewith by and between Buyer and Seller, with respect to the Kewanee Plant (the "Kewanee Contract" and together with the Coldwater Contract the "Real Property Contract"), upon the terms and subject to the conditions and exceptions contained therein and herein.

          1.4 EXCLUDED ASSETS. For purposes of this Agreement, the term "Excluded Assets" shall mean the following assets, properties and rights held by Seller as of the Effective Date: (a) all assets, properties and rights primarily used by Seller other than in connection with the operation of the Farm Equipment Business; (b) all cash, cash equivalents and notes; (c) all real estate; (d) all leasehold interests other than those listed on Schedule 1.2.4 and those arising under the personal property leases which are assigned to and assumed by Buyer pursuant to Section 1.5 hereof; and (e) all contracts or agreements to which Seller is a party or by which Seller is bound other than those which are assigned to and assumed by Buyer pursuant to Section 1.5 hereof.

          1.5 ASSUMED LIABILITIES. Buyer shall assume and agree to pay, perform and discharge only those liabilities and obligations of Seller (collectively, the "Assumed Liabilities") related to the Business (a) arising or accruing under any contract, agreement or commitment transferred and assigned to Buyer at the Closing pursuant to Section 1.2.7 hereof or (b) reflected on the Closing Balance Sheet, including, without limitation, reserves for dealer performance bonuses and warranty liabilities. Any and all other liabilities and obligations of Seller, known or unknown, liquidated or unliquidated, contingent or fixed, which are not among the Assumed Liabilities (collectively, the "Excluded Liabilities"), whether or not disclosed in this Agreement or any Schedule or exhibit hereto, shall not be assumed by Buyer and shall remain the liabilities and obligations of Seller. Seller shall pay, perform and discharge all of the Excluded Liabilities consistent with present practice. The Assumed Liabilities shall include all liabilities and obligations arising out of, resulting from or relating to the discharge and satisfaction of all warranty services, repairs and replacements with respect to Farm Equipment and Farm Equipment Parts sold prior to (and after) the Effective Date, in accordance with Seller's standard warranty given in connection with sales of Farm Equipment and Farm Equipment Parts. A description of Seller's standard warranty given in connection with the sale of Farm Equipment and Farm Equipment Parts is set forth on Schedule 1.5.1. The Assumed Liabilities shall also include all of Seller's liabilities and obligations to pay dealer performance bonuses to "Dealers" (as defined in Section 3.1 hereof) applicable to Farm Equipment collections in accordance with the terms of Seller's dealer performance bonus program. A description of Seller's dealer performance bonus program is set forth on
Schedule 1.5.2.

          1.6   EXCLUDED LIABILITIES.  Without limiting the generality of
Section 1.5 hereof, the term "Excluded Liabilities" shall include the following liabilities and obligations as the same shall exist as of the Effective Date:

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               (a)  All liabilities and obligations incurred by Seller in connection with the conduct of any business other than the Farm Equipment Business;
               (b) All liabilities and obligations arising out of, resulting from, or relating to any violation of any current or past statute, ordinance, or governmental regulation, including, without limitation, all liabilities or obligations incurred in connection with or arising out of or resulting from the presence, release or disposal of "Hazardous Substances" (as defined in Section
5.18 hereof) at any time on or prior to the date of the Closing (or in the case of any presence, release or disposal by Seller or any predecessor of Seller or any representative or independent contractor thereof, at any time prior to or after the date of the Closing), whether or not such claims or actions with respect thereto are described, listed or referred to on any Schedule hereto, and all "Environmental Claims" (as defined in Section 5.18 hereof) relating to actions, inactions, occurrences or conditions happening or existing on or prior to the Closing, whether or not such Environmental Claims, actions, inactions, occurrences or conditions are described, listed or referred to on any Schedule hereto;
               (c) Except as specifically provided in Section 8.5 hereof, any liabilities to or in respect of any employees or former employees of Seller for any period prior to the Effective Date (collectively, "Employee Liabilities"), including, without limitation: (a) any liability under or with respect to any employee benefit plan, program or arrangement, whether or not written, at any time maintained, contributed to by Seller or under which Seller may incur liability, or any liability with respect to Seller's withdrawal or partial withdrawal by Seller from or termination of any such plan, program or arrangement; and (b) any claim of an unfair labor practice, or any claim under any state unemployment compensation law or regulation or under any federal or state employment discrimination law or regulation, that shall have been asserted on or prior to the Effective Date, or to the extent the basis for any claim, liability, damages or penalty shall have arisen on or prior to the Effective Date, whether or not such liabilities are described, listed or referred to on any Schedule hereto;

               (d) All liabilities and obligations for all litigation and claims under the Occupational Safety and Health Act of 1970, as amended, to the extent they relate to the conduct of the Farm Equipment Business prior to the Effective Date;

               (e) Any liabilities in respect of injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory, arising in respect of any Farm Equipment or Farm Equipment Parts manufactured or sold by Seller or any of Seller's predecessors on or prior to the Effective Date, whether or not such liabilities are described, listed or referred to on any Schedule hereto;

               (f) All liabilities and obligations for taxes relating to the conduct of the Farm Equipment Business prior to the Effective Date;

               (g) All liabilities and obligations relating to the Excluded Assets;

               (h) All liabilities and obligations relating to any recourse obligations or arrangements under or pursuant to any retail finance programs;

               (i) All liabilities and obligations arising or accruing under any contract, agreement or commitment not assumed by Buyer pursuant to Section 1.5(a) hereof; and

               (j) All other liabilities and obligations upon which Buyer and Seller mutually agree.

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

     2.   PURCHASE PRICE.

          2.1 PURCHASE PRICE. Subject to the terms and conditions contained herein, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, an aggregate purchase price (the "Purchase Price") for the Purchased Assets (other than the Real Property, the purchase price of which is set forth in the Real Property Contract) equal to one hundred ten percent (110%) of the "Net Book Value" (as hereinafter defined) of the Purchased Assets as of the Effective Date. For purposes of this Agreement, the "Net Book Value" of the Purchased Assets as of the Effective Date shall mean the book value (net of accumulated depreciation and other valuation reserves) of the Purchased Assets less the Assumed Liabilities, all as reflected on the Closing Balance Sheet.

          2.2 PAYMENT OF PURCHASE PRICE. Subject to the terms and conditions contained herein, Buyer shall pay the Purchase Price to Seller as follows:

          2.2.1 CLOSING PAYMENT. Subject to the terms and conditions contained herein, Buyer shall pay to Seller at the Closing, by means of wire transfer of immediately available funds, an amount (the "Closing Payment") equal to one hundred ten percent (110%) of the Net Book Value of the Purchased Assets as of November 30, 1993, as reflected on the interim balance sheet (the "Base Balance Sheet") of the Farm Equipment Business as of such date, determined in accordance with generally accepted accounting principles consistently applied with those used in the preparation of Seller's certified financial statements as of December 31, 1992, subject to Section 5.8 hereof. The Closing Payment shall not include any portion of the "Real Property Purchase Price" (as defined in the Real Property Contract).

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

          2.2.2 POST-CLOSING ADJUSTMENT. After the Closing Balance Sheet is finalized pursuant to Section 2.3 hereof, the Closing Payment shall be adjusted as follows (the "Adjustment") to reflect the Purchase Price:

          2.2.2.1 CALCULATION. The Adjustment shall be calculated and finally determined on the date that the Purchase Price is finally determined after the Closing Balance Sheet is finalized pursuant to Section 2.3 hereof. If the Purchase Price is equal to the Closing Payment, then the Adjustment will equal zero. If the Purchase Price exceeds the Closing Payment, then the Adjustment will be a positive amount equal to the amount by which the Purchase Price exceeds the Closing Payment. If the Purchase Price is less than the Closing Payment, then the Adjustment will be a negative amount equal to the amount by which the Purchase Price is less than the Closing Payment.

          2.2.2.2 PAYMENT OF ADJUSTMENT. If the Adjustment is a positive amount, Buyer shall pay to Seller, within ten (10) days after the final determination of the Adjustment pursuant hereto, by means of wire transfer of immediately available funds, the amount of the Adjustment, together with interest thereon at a rate of six percent (6%) per annum (compounded annually) for the period from the Closing Date through and including the date on which the Adjustment is paid.

          2.2.2.3 REFUND OF ADJUSTMENT. If the Adjustment is a negative amount, Seller shall refund to Buyer, within ten (10) days after the final determination of the Adjustment pursuant hereto, by means of wire transfer of immediately available funds, the amount of the Adjustment, together with interest thereon at a rate of six percent (6%) per annum (compounded annually) for the period from the Closing Date through and including the date on which the Adjustment is refunded.

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

          2.3  BASE BALANCE SHEET; CLOSING BALANCE SHEET.

               2.3.1 BASE BALANCE SHEET. Seller shall deliver the Base Balance Sheet to Buyer on or before December 10, 1993. Following its receipt of the Base Balance Sheet, Buyer shall have five (5) days to review the Base Balance Sheet. In the event Buyer disputes any items set forth on the Base Balance Sheet, Buyer and Seller will attempt to resolve in good faith any such disputed items in a timely manner.

               2.3.2 CLOSING BALANCE SHEET. Promptly after the Effective Date, Seller shall cause the accounting firm of Coopers & Lybrand (the "Accountants") to conduct an audit of the Farm Equipment Business. Within forty-five (45) days after the Effective Date, the Accountants shall deliver to Buyer and Seller a balance sheet (the "Closing Balance Sheet") of the Farm Equipment Business as of the Effective Date. The Closing Balance Sheet shall be prepared by applying the same accounting practices used in creating the Base Balance Sheet (provided that the Real Property, together with accumulated depreciation thereon, shall be included on the Closing Balance Sheet as contemplated by the Real Property Contract) and shall be presented in accordance with generally accepted accounting principles consistently applied with those used in the preparation of Seller's certified financial statements as of December 31, 1992, but shall exclude any reserves or other liabilities which Buyer and Seller agree shall not be assumed by Buyer pursuant to this Agreement.

               2.3.3 BUYER'S REVIEW OF CLOSING BALANCE SHEET. Following its receipt of the Closing Balance Sheet, Buyer shall have thirty (30) days to review the Closing Balance Sheet. At or before the end of such thirty (30)-day period, Buyer shall either: (a) accept the Closing Balance Sheet in its entirety, in which case the Purchase Price will be determined based on the Closing Balance Sheet as delivered; or (b) deliver to Seller and the Accountants written notice and a detailed written explanation of those items in the Closing Balance Sheet which Buyer disputes, in which case all other items not affected by the disputed items will be deemed to be as set forth on the Closing Balance Sheet as delivered. Within a further period of thirty (30) days after the end of the aforementioned review period, the parties will attempt to resolve in good faith any such disputed items. Failing such resolution, at the end of said thirty
(30) days the unresolved disputed items will be referred to the Atlanta, Georgia office of Price Waterhouse, by either Buyer or Seller, for final binding resolution. Such firm shall establish procedures for such resolution if the parties are unable to agree on those procedures and shall attempt to determine the unresolved disputed items within thirty (30) days after such reference. The Purchase Price shall then be determined based on the items previously accepted by Buyer pursuant to subsection (b) above and the disputed items as resolved pursuant to this Section 2.3.3.

          2.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets (other than the Real Property) as set forth on an Allocation Schedule to be prepared by Buyer at or prior to Closing, subject to Seller's consent thereto which shall not be unreasonably withheld.

     3.   WHITE AND NEW IDEA DEALERS.

          3.1 DEFINITIONS. For purposes of this Agreement, the term "Dealer" shall mean any person, partnership, corporation or other organization which is engaged in the business of selling Farm Equipment or Farm Equipment Parts at retail and is a party to: (a) the White or the New Idea standard form of sales and service dealer agreement or parts dealer agreement, as amended from time to time (a "Dealer Agreement"); or (b) a non-standard written version of a Dealer Agreement (also referred to herein as a "Dealer Agreement"); or (c) an oral version of a Dealer Agreement (also referred to herein as a "Dealer Agreement"). A copy of the standard form of each of the White Dealer Agreement and the New Idea Dealer Agreement in effect as of the date hereof is attached as Schedule 3.1.1. A schedule listing each non-standard written Dealer Agreement and each oral Dealer Agreement in effect as of the date hereof, together with a brief description of each such Dealer Agreement and the name and location of the corresponding Dealer, is attached as Schedule 3.1.2. A schedule listing the name, location and 1991, 1992 and 1993 (through September 30, 1993) purchases and settlements for each Dealer pursuant to its Dealer Agreement is attached as Schedule 3.1.3.

          3.2 OBJECTIVE. The joint objective of the parties hereto is to enter into arrangements with Dealers following the Closing, but effective from and after the Effective Date, whereby each Dealer from and after the Effective Date will be a dealer of the Buyer for Farm Equipment and Farm Equipment Parts, and Buyer will assume and discharge Seller's contractual obligations under the Dealer Agreements with respect to Farm Equipment and Farm Equipment Parts. Each party will cooperate with and assist the other party in all reasonable respects to achieve their joint objective.

          3.3 ASSIGNMENT OF RIGHTS AND OBLIGATIONS UNDER DEALER AGREEMENTS REGARDING FARM EQUIPMENT AND FARM EQUIPMENT PARTS. At Closing, but effective from and after the Effective Date, Seller shall assign to Buyer all of its rights in, to and under all of the Dealer Agreements with respect to Farm Equipment and Farm Equipment Parts, and Buyer shall agree to assume and discharge all of Seller's contractual duties and obligations which accrue following the Effective Date under such Dealer Agreements, provided that all such Dealer Agreements conform in all material respects to Schedule 3.1.1 or are listed on Schedule
3.1.2. Seller and Buyer shall cooperate in such arrangements as may be reasonably required to assure that Buyer has valid and perfected, first-priority security interests in such Farm Equipment, Farm Equipment Parts and other farm implements as have been sold as of, or may be sold after, the Effective Date to such Dealers under their respective Dealer Agreements, and in the proceeds thereof, including, without limitation, any used equipment which security interests shall be preserved and maintained in favor of Buyer thereafter. All filing costs incurred pursuant to this Section 3.3 shall be the responsibility of Buyer.

          3.4 DEALER RETURNS OF FARM EQUIPMENT AND FARM EQUIPMENT PARTS. Buyer shall indemnify, defend and hold Seller harmless from, and shall pay and discharge, pursuant to the terms of the Dealer Agreements, or applicable federal, state or provincial statutes, all obligations to Dealers for returns of Farm Equipment and Farm Equipment Parts received by Buyer on or after the Effective Date as a result of the termination of any such Dealers or for any other reason.


     4.   [INTENTIONALLY OMITTED]



     5.   REPRESENTATIONS AND WARRANTIES OF SELLER.


     Seller hereby represents and warrants, except as modified and supplemented on the various schedules attached hereto which contain exceptions to the representations and warranties, to Buyer as follows:

          5.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to carry on its business as presently conducted and to own (or lease) and operate its business and assets.

          5.2 QUALIFICATION TO DO BUSINESS. Seller is qualified to do business and is in good standing in every jurisdiction wherein the nature of Seller's activities or properties owned or leased in connection with the Farm Equipment Business makes qualification as a foreign corporation necessary and where a failure to be so qualified might have a material adverse effect upon Seller's assets, business or properties. Each such jurisdiction where Seller is so qualified has been disclosed to Buyer on Schedule 5.2.

          5.3 AUTHORIZATION; NO BREACH; CONSENTS. Seller has the corporate power and authority to sell, transfer and assign the Purchased Assets and the Real Property to Buyer pursuant to this Agreement and the Real Property Contract, respectively. The execution, delivery and performance of this Agreement and the Real Property Contract, and all of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action of Seller. This Agreement and the Real Property Contracts constitute, and the other documents and instruments to be executed and delivered by Seller pursuant hereto or thereto will, when executed and delivered, constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject as to enforcement to usual equitable principles and except as limited by bankruptcy, moratorium, insolvency or similar laws of general application affecting the enforcement of creditors' rights generally. Except as set forth on Schedule 5.3.1 hereto, Seller is not subject to any restriction or other provision contained in its Restated Certificate of Incorporation or Bylaws or any agreement, contract, instrument, order, judgment, decree or other restriction that would prevent or adversely affect the consummation of the transactions contemplated by this Agreement or the Real Property Contract or that would, upon the consummation of the transactions contemplated by this Agreement or the Real Property Contract, result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Purchased Assets or the Real Property, or the acceleration of any obligation affecting the Purchased Assets or the Real Property. Other than as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), except as described in Schedule 5.3.2, no notice to, filing with, or authorization, consent or approval of any public body or authority or any private person or entity, is required in connection with the execution, delivery and performance by Seller of this Agreement, the Real Property Contract or the other documents and instruments to be delivered by Seller pursuant hereto or thereto or the consummation by Seller of the transactions contemplated hereby or thereby.

          5.4 NO CONFLICT OR VIOLATION. Except as set forth on Schedule 5.4.1, neither the execution, delivery and performance of this Agreement or the Real Property Contract nor the consummation of the transactions contemplated hereby or thereby will result in: (a) a violation of or a conflict with any provision of Seller's Restated Certificate of Incorporation or Bylaws; (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel, any contract, permit, authorization or concession to which Seller is a party or by which any of the Purchased Assets or the Real Property are bound; (c) a violation by Seller of any law; or (d) an imposition of any material encumbrance, restriction or charge on the business of Seller or on any of the Purchased Assets or the Real Property. Except as set forth on
Schedule 5.4.2, no consent, approval or authorization of, or declaration, filing or registration with, any authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement or the Real Property Contract and the consummation of the transactions contemplated hereby or thereby.

          5.5 TITLE TO PURCHASED ASSETS; CONDITION. Seller has good and marketable title to all of the Purchased Assets, free and clear of all liens, claims, charges, set-offs, encumbrances or restrictions of every kind except as disclosed and described in Schedule 5.5. The documents of transfer to be executed by Seller and delivered at the Closing will be sufficient to convey good and marketable title to the same, free and clear of all liens, claims, charges, set-offs, encumbrances, or restrictions of every kind, other than as may be imposed by Buyer. The Purchased Assets and the Real Property constitute and include all of the property, assets and rights related to, used, or useful in the conduct of the Farm Equipment Business, other than the Excluded Assets. The Purchased Assets and the Real Property (exclusive of the Purchased Assets not currently used in the operation of the Farm Equipment Business) have been maintained in accordance with normal industry practice, are in reasonable operating condition and repair (except for ordinary wear and tear) and are sufficient for the operation of the Farm Equipment Business as currently conducted.

          5.6  PROPRIETARY INFORMATION.  Seller uses the trade names listed on
Schedule 5.6.1 in the conduct of the Farm Equipment Business as presently conducted and owns or possesses the right to use the trade names, trademarks, trademark applications, copyrights, copyright applications, patents, patent applications, inventions, trade secrets, proprietary processes and formulae, and all other proprietary technical information, whether patentable or unpatentable, necessary to conduct the Farm Equipment Business as presently conducted. The trademarks, trade names, patents and applications therefor listed on Schedule
5.6.2 constitute all of the same necessary for the conduct of the Farm Equipment Business as heretofore conducted by Seller. Schedule 5.6.3 identifies any intellectual property rights that any third party owns and that Seller uses or proposes to use in the Farm Equipment Business and specifies whether such use is or will be pursuant to license, sublicense, agreement or permission. Except as set forth on Schedule 5.6.4, no person has a right to receive a royalty or similar payment in respect of any of the intellectual property rights now used or proposed to be used in the Farm Equipment Business pursuant to any contractual arrangements entered into by Seller or otherwise. Seller has no licenses granted by or to it and no other agreements to which it is a party, relating in whole or in part to any of the aforesaid intellectual property rights, except as set forth on Schedule 5.6.5.

          5.7 DEALER LIST PRICES AND STANDARD COSTS. Schedule 5.7 contains a list of Seller's dealer list prices for Farm Equipment and Farm Equipment Parts as of the date of this Agreement and will be updated, in form and substance reasonably acceptable to Buyer, as soon as practicable hereafter to include Seller's standard costs therefor.

          5.8 FINANCIAL STATEMENTS. Seller has heretofore delivered to Buyer a true and complete copy of the financial statements of the Farm Equipment Business as of December 31, 1992, December 31, 1991, and December 31, 1990, and interim financial statements of the Farm Equipment Business as of March 31, June 30 and September 30, 1993. Except as set forth on Schedule 5.8, such financial statements: (a) were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated; (b) are in accordance with the books and records of the Farm Equipment Business; and (c) present fairly, as of their respective dates or the periods covered thereby, the financial position, stockholder's equity, cash flow and results of operations of the Farm Equipment Business. Except as noted therein, when delivered to Buyer hereunder, all subsequent financial statements for the Farm Equipment Business, including, without limitation, the Base Balance Sheet and the Closing Balance Sheet, will: (d) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated; (e) have been prepared in accordance with the books and records of the Farm Equipment Business; and (f) present fairly, as of their respective dates or the periods covered thereby, as applicable, the financial position, stockholders' equity, cash flow and results of operations of the Farm Equipment Business.

          5.9 INVENTORY. A listing of Seller's Whole Goods Inventories as of September 30, 1993, is set forth on Schedule 5.9.1. The Production Inventories and Service Parts Inventories are located only at the Coldwater Plant and the locations listed on Schedule 5.9.2.

          5.10 RECEIVABLES. The Receivables reflected on the Base Balance Sheet and the Receivables reflected on the Closing Balance Sheet will represent, bona fide claims against debtors for sales made, services performed and other charges arising on or before the date thereof, as the case may be, and all of the goods delivered and services performed that will give rise to said Receivables will have been delivered or performed in accordance with the applicable orders, contracts or customer or distributor requirements. Except for Receivables which arose from Dealers who terminate their respective Dealer Agreements after the Closing, all Receivables reflected on the Closing Balance Sheet shall be subject to no defenses, counterclaims or rights of set-off, except to the extent of any of Seller's reserves for returns of Farm Equipment or Farm Equipment Parts set forth on the Closing Balance Sheet.


          5.11 [INTENTIONALLY OMITTED]


          5.12 CUSTOMERS, DISTRIBUTORS AND SUPPLIERS. Schedule 5.12 contains a complete and accurate list of: (a) all customers and distributors of the Farm Equipment Business during Seller's last fiscal year, other than the Dealers listed on Schedule 3.1.3, showing the approximate total sales by Seller to each such customer and distributor during such fiscal year; and (b) all suppliers of the Farm Equipment Business from whom Seller has made aggregate purchases in excess of $100,000.00 during Seller's last fiscal year, showing the approximate total purchases by Seller from each supplier during such fiscal year. Since December 31, 1992, there have been no changes in the business relationships with any Dealers or with any customers, distributors or suppliers named on Schedule 5.12 which, in the aggregate, would have a material adverse effect on the Farm Equipment Business.

          5.13 DEALER CONTRACTS. Schedule 5.13.1 sets forth a listing as of the date hereof of all contracts, agreements and commitments with Dealers relating to the conduct of the Farm Equipment Business, including, without limitation, all Dealer Agreements. Except as may be set forth on Schedule 3.1.2, all such Dealer Agreements conform in all material respects to the respective forms of Dealer Agreements attached as Schedule 3.1.1. Except as set forth on Schedule
5.13.2 and subject to Section 5.16 hereof, there are no liquidated or contingent liabilities owed, or potentially owing, by Seller to any Dealer other than as will be set forth on the Base Balance Sheet and the Closing Balance Sheet.

          5.14 CONTRACTS. Except for contracts listed on Schedule 5.14 and subject to Section 5.16 hereof, Seller is not a party to, or bound by, any contract of any kind to be performed after the date of the Closing with respect to the Farm Equipment Business: (a) pursuant to which it is obligated to expend more than $5,000 in any twelve (12)-month period and that is not subject to cancellation on not more than thirty (30) days' notice by Seller without penalty or increased cost; or (b) with any employees or other personnel or other affiliates of Seller. To the best of Seller's knowledge, there is no default by any party to any such contract, which default could have a material adverse effect on the business, operations or prospects of the

Farm Equipment Business. Without limiting the generality of the foregoing and subject to Sections 5.14(a) and 5.14(b), Schedule 5.14 lists the following contracts, agreements and other arrangements with respect to the Farm Equipment Business to which Seller is a party:

           (i) any written arrangements (or group of related written arrangements) for the lease of personal property;

          (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts;

         (iii) any written arrangement (or group of related written arrangements) concerning a partnership or joint venture with any other person;

          (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;

           (v) any written arrangement (or group of related written arrangements) concerning confidentiality or non-competition arrangements;

          (vi) any employee benefit plan of Seller and any written arrangement with any of its directors, officers, stockholders or employees in the nature of a collective bargaining agreement, employment agreement or severance agreement;

         (vii) any written arrangement with any of its directors, officers, shareholders or employees or any member of any such person's immediate family (A) providing for the furnishing of material services by,
     (B) providing for the rental of material real or personal property from, or
     (C) otherwise requiring material payments to (other than for services as officers, directors or employees of Seller), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner;

        (viii) any other written arrangement (or group of related written arrangements) under which the consequences of a default or termination could have a material adverse effect;

          (ix) any other written arrangement (or group of related written arrangements) not entered into in the ordinary course of business consistent with past practice; or

           (x) any oral contract, agreement or other arrangement with respect to any of the matters referred to in the foregoing clauses (i) through (ix) and any proposal (oral or written) to enter into any contract, agreement or other arrangement with respect to any of the matters referred to in the foregoing clauses (i) through (ix).

Seller has delivered to Buyer a correct and complete copy of each written arrangement listed under the name of Seller in Schedule 5.14 and has included as part of Schedule 5.14 a brief summary of any such oral contracts, agreements or other arrangements and any proposals (oral or written) to enter into any such contracts, agreements or other arrangements. Except as set forth on
Schedule 5.14, with respect to each written arrangement listed: (A) the written arrangement is legal, valid, binding, enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and in full force and effect on identical terms following the Closing; (C) no party is in material breach or default, and no event has occurred which with notice or lapse of time could constitute a material breach or default or permit termination, modification or acceleration, under the written arrangement; and (D) no party has repudiated any term of the written arrangement.

          5.15 SEVERANCE ARRANGEMENTS. Neither Seller nor any affiliate of Seller has entered into any severance or similar arrangement in respect of any personnel that will result in any obligation (absolute or contingent) of Buyer to make any payment to any such personnel following the transfer to Buyer of the Purchased Assets or the Real Property.

          5.16 PURCHASE COMMITMENTS AND OUTSTANDING BIDS. Except as set forth on Schedule 5.16, as of the date of this Agreement there are no accepted and unfilled orders for the sale of goods, products and services entered into by Seller and relating to the Farm Equipment Business which exceed $100,000.00 individually or $10,000,000.00 in the aggregate or which were not entered into in the ordinary course of the Farm Equipment Business. As of the date of this Agreement, there are no claims against Seller to return in excess of an aggregate of $50,000.00 of goods or products related to the Farm Equipment Business by reason of alleged overshipments, defective products or otherwise.

          5.17 WIDESPREAD FAILURE. Seller is not aware of any widespread failure or potential widespread failure with respect to any Farm Equipment or Farm Equipment Parts, or any components thereof, manufactured or sold as a part of the Farm Equipment Business.

          5.18 ENVIRONMENTAL MATTERS. (a) Except as set forth on Schedule 5.18, to the best of Seller's knowledge, Seller is, and at all times has been, in compliance with all "Environmental Laws" (as hereinafter defined), except where the failure to comply would not have a material adverse effect on the Farm Equipment Business.

          (b) Except as set forth on Schedule 5.18, there is no existing or, to Seller's knowledge, threatened Environmental Claim, nor has Seller received any notification or knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any disposal, release, or threatened release at any location of any Hazardous Substance generated or transported by Seller in connection with the Farm Equipment Business.


          (c) Except as set forth on Schedule 5.18, to the best of Seller's knowledge: (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on any of Seller's properties used in connection with the Farm Equipment Business and there have been no releases of any Hazardous Substances from any underground tank or related piping at any time; and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances by Seller on, upon, or into the properties of Seller used in connection with the Farm Equipment Business, except where such circumstance or event would not have a material adverse effect on the Farm Equipment Business. In addition, to the best of Seller's knowledge, there have been no such releases by Seller's corporate predecessors and no such releases on, upon, or into any real property in the vicinity of any of the properties of Seller used in connection with the Farm Equipment Business that, through soil or ground water contamination, may have come to be located on the property of Seller.

          (d) No environmental lien has attached to the Real Property or to any other property to be transferred to Buyer under this Agreement or the Real Property Contract.

          (e)  DEFINITIONS.

               (i) For purposes of this Agreement, "Environmental Laws" shall mean all applicable federal, state, district, local, and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation: (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes, or other substances into the environment; and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and

     Health Act, as amended, and all analogous laws promulgated or issued by any state or other authority.

               (ii) For purposes of this Agreement, "Environmental Claims" shall mean all accusations, allegations, notice of violations, liens, claims, demands, suits, or causes of action for any damage, including without limitation, personal injury, property damage (including any depreciation of property values), lost use of property or consequential damages, arising directly or indirectly out of "Environmental Conditions" (as hereinafter defined) or Environmental Laws. By way of example only, Environmental Claims include: (i) violations of or obligations under any contract between Seller and any other person; (ii) actual or threatened damages to natural resources; (iii) claims for nuisance or its statutory equivalent;
     (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under any Environmental Laws; (v) a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended or similar provisions of applicable state law; (vi) claims for restitution, contribution or indemnity; (vii) fines, penalties or liens of any kind against property; (viii) claims for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts; and
     (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

               (iii) For purposes of this Agreement, "Environmental Conditions" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances by Seller or its predecessors or successors in interest, agents, representatives, employees, or independent contractors. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by Seller.

               (iv) For purposes of this Agreement, "Hazardous Substances" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, or otherwise hazardous substances or materials (whether solids, liquids or gases), including but not limited to any substances, materials, or wastes subject to regulation, control, or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive, and radioactive materials, PCBS, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents, or waste waters.

          5.19 LITIGATION. Except as set forth on Schedule 5.19, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, or, to the knowledge of Seller, investigation (collectively, "Actions") pending or, to the knowledge of Seller, threatened or anticipated against, relating to or affecting the Purchased Assets or the Real Property or the operation of the Farm Equipment Business as currently operated and as proposed to be operated, any of which would reasonably be expected to have a material adverse effect on the Farm Equipment Business. Seller is not in default with respect to any judgment, order, writ, injunction or decree of any kind or nature, and there are no unsatisfied judgments against Seller or the Farm Equipment Business. There is not a reasonable likelihood of an adverse determination of any pending Actions that would, individually or in the aggregate, have a material adverse effect on Seller or the Farm Equipment Business.

          5.20 TAXES. All federal, state, local and foreign tax returns and reports of the Seller required by law to be filed have been filed, and all federal, state, local, foreign and any other taxes, assessments, fees and other governmental charges with respect to the employees, properties, assets, income or franchises of the Seller shown on such returns and reports to be due and payable, or which are otherwise due and payable, have been paid by Seller or accrued or reserved against on Seller's financial statements or will be properly accrued or reserved against on the books and records of Seller as of the date of the Closing.

          5.21 LOCATIONS OF PURCHASED ASSETS. Seller's chief executive office from which the Farm Equipment Business is conducted is located in Chicago, Illinois; the additional offices from which such business is conducted are located at the Coldwater Plant, the Kewanee Plant and the locations listed on
Schedule 5.21, and no Purchased Assets are located anywhere other than the Coldwater Plant, the Kewanee Plant or the locations listed on Schedule 5.21.

          5.22 CONDUCT OF BUSINESS. To the best of Seller's knowledge, Seller has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers, dealers or distributors.

          5.23 SOLVENCY. Both immediately prior to and after the Closing (after giving effect to each of the transactions contemplated by this Agreement), the following statements are and will be true and correct as to Seller:

          (a) The present fair saleable value of the Purchased Assets exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) relating to the Purchased Assets as they mature.

          (b) Seller acknowledges that it has received reasonably equivalent value and fair consideration for the Purchased Assets and for its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          5.24 BROKERS. Seller has not retained any broker, finder, investment banker or financial advisor in connection with this Agreement or the Real Property Contract or any transaction contemplated herewith to which Buyer may be held liable for any fees or other compensation.

          5.25 ACCURACY OF WARRANTIES. No representation or warranty by Seller in this Agreement or the Real Property Contract, and no exhibit, certificate, schedule, or instrument prepared or delivered, or to be delivered, by Seller pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement by Seller of a material fact or omits or will omit to state a material fact by Seller necessary to make the statements contained herein and therein not misleading.

          5.26 DISCLOSURE. Seller has disclosed all events, conditions and facts materially affecting: (a) the Purchased Assets, the Real Property and the business or the condition (financial or otherwise), properties, liabilities, reserves, working capital, earnings, technology, prospects or relations with customers, suppliers, distributors or employees of the Farm Equipment Business; and (b) the right or ability of Seller to consummate the transactions contemplated hereby and thereby; provided, however, notwithstanding
Section 12.1 hereof, Buyer shall have no recourse against Seller pursuant to this Section 5.2.6 after the date which is ten (10) days after the date on which the Adjustment is finally determined.


     6.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Seller as follows:

          6.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to carry on its respective business as presently conducted and to own (or lease) and operate its business and assets.

          6.2 QUALIFICATION TO DO BUSINESS. Buyer is qualified to do business and is in good standing in every jurisdiction wherein the nature of its activities or properties owned or leased makes qualification as a foreign corporation necessary and where a failure to be so qualified might have a material adverse effect upon Buyer's assets, business or properties.

          6.3 AUTHORIZATION. The execution, delivery and performance of this Agreement and the Real Property Contract and all of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action of Buyer. This Agreement and the Real Property Contract constitute, and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and thereto will, when executed and delivered, constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject as to enforcement to general equitable principles and except as limited by bankruptcy, moratorium, insolvency or similar laws of general application affecting the enforcement of creditors' rights generally. The execution, delivery and performance by Buyer of this Agreement and the Real Property Contract, and the other documents and instruments to be delivered by Buyer pursuant hereto and thereto, will not result in any violation of or be in conflict with or constitute a default under the Buyer's Certificate of Incorporation or Bylaws or any agreement or law, regulation, rule or ordinance by which Buyer is bound or to which any of its assets are subject.

          6.4 NO CONSENT OR APPROVAL REQUIRED. Other than as required under the HSR Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or other person or entity is required of Buyer in connection with the execution, delivery and performance by Buyer of this Agreement or the Real Property Contract or the other documents and instruments to be delivered by Buyer pursuant hereto or thereto or the consummation by Buyer of any other transaction contemplated hereby or thereby.

          6.5 BROKERS. Buyer has not retained any broker, finder, investment banker or financial advisor in connection with this Agreement or the Real Property Contract or any transaction contemplated hereby or thereby to which Seller may be held liable for any fees or other compensation.


     7.   COVENANTS OF SELLER.

     Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, Seller will conduct the Farm Equipment Business subject to the following provisions and limitations:

          7.1 OPERATION OF BUSINESS. Prior to the Closing, Seller shall continue to carry on the Farm Equipment Business in the ordinary course and consistent with past practice and will not take any action inconsistent therewith or with the consummation of the transactions contemplated hereby. Except with the written consent of Buyer, Seller shall not take any action or omit to take any action which would result in a breach, violation or inaccuracy in any material respect of any representation, warranty or covenant of Seller made in this Agreement or the Real Property Contract.

          7.2 PRESERVATION OF BUSINESS. Seller shall use its best efforts to carry on the Farm Equipment Business substantially in the same manner as heretofore conducted and shall keep the business organization of the Farm Equipment Business substantially intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with suppliers and customers and others having business relations with it, except as otherwise consented to in advance by Buyer.

          7.3 ACCESS. Seller shall grant Buyer and representatives of Buyer reasonable access during normal business hours, to all management employees, premises, properties, books, records, contracts, accounting records and other documents of the Farm Equipment Business, and Seller will furnish to Buyer any information in respect of the business and affairs of the Farm Equipment Business as Buyer may from time to time reasonably request; provided, however, that Buyer shall hold all such information strictly confidential and not use such information for any purpose whatsoever other than in connection with evaluating the acquisition of the Purchased Assets, the Real Property and the Farm Equipment Business.

          7.4 NO SOLICITATION. Seller and its directors, officers, employees, agents, representatives and affiliates will not solicit or request from third parties any offers to purchase all or substantially all of the assets or business of the Farm Equipment Business nor participate in any negotiations related to such offers.

          7.5 NOTICE. Seller shall promptly give Buyer written notice of Seller's becoming aware of the existence or occurrence of any event or condition which would make any representation or warranty of Seller contained herein or in the Real Property Contract untrue in any material respect or which might prevent the consummation of the transactions contemplated hereby or by the Real Property Contract.


     8.   ADDITIONAL AGREEMENTS OF THE PARTIES.


          8.1 BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions contained herein, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and by the Real Property Contract. Seller and Buyer will each use their respective best efforts to obtain consents of all third parties and governmental bodies necessary to the consummation of the transactions contemplated by this Agreement and by the Real Property Contract. In the event that at any time after the Closing, or the "Real Property Closing" (as defined in the Real Property Contract), any further action is necessary to carry out the purposes of this Agreement or the Real Property Contract, the proper officers and/or directors of the Seller or Buyer, as the case may be, shall take all such actions without any further consideration therefor.

          8.2 SELLER'S ACCESS TO RECORDS AFTER CLOSING. After the Closing, Buyer agrees that it will give, or cause to be given, to Seller, its successors and their representatives, during normal business hours and, at Seller's or its successors' expense, such reasonable access to the properties, titles, contracts, books, records, files, documents and affairs of Buyer as is reasonably necessary to allow Seller or Seller's successors to obtain information in Buyer's possession with respect to the Farm Equipment Business and to allow Seller to obtain information with respect to any claims, demands, audits, suits or matters of a similar nature made by or against Seller as the previous owner and operator of the Farm Equipment Business, and (at Seller's or its successors' expense) to make copies of such information to the extent reasonably necessary. Buyer agrees to cooperate (including reasonable access and availability of its employees) at Seller's expense with Seller with respect to any claims, demands, audits, suits or matters of a similar nature made by or against Seller as the previous owner and operator of the Farm Equipment Business to the extent such matters relate to the operation of the Farm Equipment Business. Prior to the Closing, Seller may make copies and take extracts from such records, at its expense, but the originals thereof, to the extent in Seller's possession, shall be delivered or otherwise made available to Buyer.

          8.3 BUYER'S ACCESS TO RECORDS AFTER CLOSING. After the Closing, Seller agrees that it will give, or cause to be given, to Buyer, its successors and its representatives, during normal business hours and at Buyer's or its successors' expense, such reasonable access to the properties, titles, contracts, books, records, files, documents and affairs of Seller associated with the Farm Equipment Business as is reasonably necessary to allow Buyer or Buyer's successors to obtain information with respect to any claims, demands, audits, suits or matters of a similar nature made by or against Buyer as the new owner and operator of the Farm Equipment Business to the extent such matters relate to operation of the Farm Equipment Business prior to the Closing, and (at Buyer's or its successors' expense) to make copies of such information to the extent reasonably necessary. Seller agrees to fully cooperate (including reasonable access and availability of its employees) at Buyer's expense with Buyer with respect to any claims, demands, audits, suits or matters of a similar nature made by or against Buyer as the new owner and operator of the Farm Equipment Business to the extent such matters relate to the operation of the Farm Equipment Business.

          8.4 DISPOSITION OF CERTAIN INFORMATION. If Buyer or Seller desires to dispose of any of the contracts, books, records or files referred to in Sections 8.2 or 8.3 of this Agreement, such party (the "Disposing Party") shall notify the other party hereto (the "Nondisposing Party") in writing (with reasonable specification of the documents to be disposed of) of its intentions with respect thereto. The Nondisposing Party shall, if it wishes to obtain possession of any of the contracts, books, records or files to which said notice applies, notify the Disposing Party in writing within fifteen (15) days after the date of the Disposing Party's notice to the Nondisposing Party, to ship said contracts, books, records or files (at the Nondisposing Party's expense and pursuant to such party's reasonable instructions) to the Nondisposing Party; or to a location designated in the Nondisposing Party's notice to the Disposing Party. If the Nondisposing Party fails to so notify the Disposing Party, the Disposing Party shall be free to dispose of the contracts, books, records and files referred to in the Disposing Party's notice in any manner, including destruction thereof, not otherwise inconsistent with the terms of this Agreement.

          8.5  EMPLOYEES AND EMPLOYEE BENEFITS.


               8.5.1 EMPLOYMENT. Effective as of the Effective Date, each employee of the Farm Equipment Business, other than those listed on Schedule 8.5.1, shall cease to be an employee of the Farm Equipment Business and will be offered employment by Buyer at their existing salary and wage rates. All such employees shall be at-will employees of Buyer, and Buyer shall not assume any obligations under any employment or other agreements of such employees with Seller. Except as may be specifically provided in this Section 8.5, Buyer shall not assume or be liable for any Employee Liabilities. Buyer will grant all employees of the Farm Equipment Business it hires credit for their respective years of service with Seller for purposes of vacation and severance under Buyer's policies.

               8.5.2 PENSION PLANS AND 401(K) PLANS. Buyer will not become a sponsor of any existing pension plan covering the Farm Equipment Business' current or past employees or of any 401(k) plan of Seller, and no assets or liabilities of any such pension or 401(k) plans will be transferred to or assumed by Buyer or any plan or trust maintained by Buyer. Buyer will allow employees of the Farm Equipment Business who become employees of Buyer hereunder to immediately participate in Buyer's 401(k) plan.

               8.5.3 RETIREE BENEFITS. Seller shall be responsible for any retiree benefits which it chooses to provide to employees of the Farm Equipment Business who retire prior to or at the Closing. Buyer shall be responsible for any retiree benefits which it chooses to provide to employees of the Farm Equipment Business who retire after the Closing. Each party reserves the right to not offer or to change retiree benefits in the future when and as it deems appropriate.

               8.5.4 WORKERS' COMPENSATION. Seller will bear the entire cost and expense of all workers' compensation claims arising out of injuries sustained by employees of the Farm Equipment Business on or before the Effective Date. Buyer will bear the entire cost and expense of all workers' compensation claims arising out of injuries sustained by employees of the Farm Equipment Business after the date of the Effective Date.

               8.5.5 ACCRUED VACATION. As of the Closing, Buyer shall assume all of Seller's obligations for vacation accrued as of the Closing by the Farm Equipment Business' employees who become Buyer's employees hereunder.

               8.5.6 SEVERANCE. Buyer shall pay any employee of the Farm Equipment Business who becomes Buyer's employee severance under Buyer's then existing policies. Buyer shall be solely responsible for the cost and adequacy of any such employee severance payment incurred in Buyer's termination of any of said employees.

               8.5.7 COMMUNICATION WITH EMPLOYEES AND DEALERS. Neither Buyer nor Seller will make any announcement to employees of the Farm Equipment Business or to any Dealers prior to the date of the Closing concerning the effects of this transaction without the prior consent of the other, which consent shall not be unreasonably withheld.

          8.6 BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Purchased Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that, except for any liabilities expressly assumed by Buyer pursuant to Section 4.1 hereof, Seller shall indemnify, defend and hold Buyer harmless from any loss or liability incurred by Buyer arising out of or resulting from the failure of Buyer or Seller to comply with any such laws or any similar law.


     9.   CLOSING; DELIVERY.

          9.1 CLOSING. The consummation of the purchase and sale of the Purchased Assets and the Farm Equipment Business, other than the Real Property, and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Buyer located at 5295 Triangle Parkway, Norcross, Georgia 30092, at 9:00 a.m. (local time) on December 31, 1993, or if the waiting periods under the HSR Act, or any other applicable law, have not then expired or been terminated or the other conditions to Closing set forth in Section 10 hereof have not then been satisfied or waived, then such Closing shall take place as soon as possible following the expiration or termination of such waiting periods and the satisfaction or waiver of the other conditions to Closing, but in no event later than February 28, 1994.

          9.2  DELIVERIES AND PAYMENTS AT CLOSING.

               (a) PAYMENT OF CLOSING PAYMENT. At the Closing, Buyer shall pay the Closing Payment to Seller pursuant to Section 2.3.1 hereof.

               (b) INSTRUMENTS. To effect the transfers of all of the Purchased Assets other than the Real Property in accordance with this Agreement, Seller shall, at the Closing, execute and deliver to Buyer:

                    (i) a bill of sale, in form and substance acceptable to Buyer, pursuant to which Seller conveys the personal property Purchased Assets to Buyer;

                    (ii) the Coldwater Lease;

                   (iii) the Kewanee Lease;

                    (iv) assignments, in form and substance acceptable to Buyer, of all Contract Rights to Buyer;

                     (v) assignments, in form and substance acceptable to Buyer, of all Real Property Leases to Buyer;

                    (vi) assignments, in form and substance acceptable to Buyer, of all Proprietary Rights, in recordable form to the extent necessary;

                   (vii) all books and records of the Farm Equipment
Business; and

                  (viii) such other instruments as shall be reasonably requested by Buyer to vest in Buyer good and valid title in and to the Purchased Assets (other than the Real Property) in accordance with the provisions hereof.

               (c) FORM OF INSTRUMENTS. All of the foregoing instruments shall be in form and substance, and shall be executed and delivered in a manner, satisfactory to Buyer in its sole discretion.

               (d) CERTIFICATES; OPINIONS. At the Closing, Buyer and Seller shall each deliver to the other the certificates, opinions of counsel and other items described in Section 10 hereof.

               (d) OTHER CLOSING TRANSACTIONS. At the Closing, each of the parties hereto shall take such other actions required hereby to be performed by it prior to or at the Closing, including, without limitation, satisfying the conditions set forth in Section 10 hereof.

          9.3 POSSESSION. Seller shall make available all of the Purchased Assets for delivery to Buyer "where is" at the time of the Closing, and title to and risk of loss of the Purchased Assets (but not the Real Property) shall pass to Buyer concurrently with the Closing. Shipment of such Purchased Assets to locations other than where they may be located at the Closing shall be at the expense of Buyer.


     10.  CONDITIONS TO CLOSING.

          10.1 MUTUAL CONDITIONS. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

               10.1.1 HSR ACT. The waiting periods required for consummation of the transactions contemplated hereby under the HSR Act, and any other applicable laws, including, without limitation, the Canadian Competition Act, as amended, if applicable, and the Investment Canada Act, as amended, if applicable, shall have expired or been terminated.

               10.1.2 BANK CONSENTS. The consents of Seller's lenders under its secured credit agreements to the sale of the Purchased Assets, including, without limitation, the lenders listed on Schedule 10.1.2, and such lenders' release of any liens thereon, shall have been obtained to the reasonable satisfaction of both Buyer and Seller.

               10.1.3 NO SUIT. No suit, action or other proceeding shall, to the knowledge of either party, be pending before or by any governmental agency or by any third party questioning the legality of this Agreement or the consummation of the transactions contemplated hereby.

          10.2 BUYER'S CONDITIONS. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

               10.2.1 REPRESENTATIONS AND WARRANTIES TO BE CORRECT. The representations and warranties of Seller contained in this Agreement and the Real Property Contract shall be true and correct in all material respects on the date hereof and as of the Closing as though such representations and warranties were made as of the Closing, and Seller shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement and the Real Property Contract on or prior to the date of the Closing.

               10.2.2 NO MATERIAL CHANGE. There shall have been no material damage, destruction or loss (whether or not insured against), or any other material and adverse change in the Purchased Assets or the Real Property or the business or prospects of the Farm Equipment Business since the date of this Agreement.

               10.2.3 CERTIFICATES. Buyer shall have received such certificates of Seller's officers and others to evidence compliance with the conditions set forth in Section 10.1 hereof and in this Section 10.2 as may be reasonably requested by Buyer, including, without limitation:

                    (a) A certificate executed by the Secretary or an Assistant Secretary of Seller certifying as of the date of the Closing: (a) a true and complete copy of the Restated Certificate of Incorporation of Seller; (b) a true and complete copy of the Bylaws of Seller; (c) a true and correct copy of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby; and (d) incumbency matters;

                    (b) A certificate executed by the President and the Chief Financial Officer of Seller certifying that, as of the date of the Closing, the conditions set forth in Section 10.1 hereof and this Section 10.2 have been satisfied;

                    (c) A copy of the certificate to do business of Seller, certified by the appropriate Secretary of State or corresponding provincial official, in Illinois, Ohio, Pennsylvania, Saskatchewan and Ontario;

                    (d) A certificate of the Secretary of State of each of Delaware, Illinois, Ohio, and Pennsylvania, and a certificate of the corresponding provincial official from Saskatchewan and Ontario, certifying the good standing of Seller;

                    (e) Any and all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence reasonably satisfactory to Buyer that such transfer taxes and charges have been paid; and

                    (f) Such other separate instruments of sale, assignment or transfer and such other documents executed by Seller and/or any third party, if necessary, that Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title to all or any part of the Purchased Assets as required by this Agreement or to otherwise consummate the transactions contemplated hereby.

               10.2.4 OPINION OF COUNSEL. Buyer shall have received an opinion of Gardner, Carter & Douglas, the general counsel to Seller, or other or additional counsel to Seller, dated as of the date of the Closing, in form and substance satisfactory to Buyer, to the effect that:

                    (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and that Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership of property or nature of its business requires such qualification and where the failure to be so qualified would have a material adverse affect on Seller;

                    (b) Seller has the necessary corporate power and authority to own, lease and/or operate the Purchased Assets and to enter into this Agreement, the Real Property Contract and all Closing documents (collectively, the "Transaction Documents") and consummate the transactions contemplated hereby and thereby;

                    (c) All corporate action by Seller required in order to authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby has been duly and validly taken;

                    (d) The Transaction Documents have been duly executed and delivered by Seller and constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) or other customary limitations reasonably satisfactory to Buyer's counsel;

                    (e) Neither the execution and delivery of any of the Transaction Documents by Seller nor the consummation of the transactions contemplated hereby or thereby will (i) violate the Restated Certificate of Incorporation or Bylaws of Seller, (ii) breach, or cause a default under, any term or provision of any contract or agreement to which Seller is a party or
(iii) violate any judgment, decree, injunction, writ or order applicable to Seller;

                    (f) No authorization, consent, order, permit or approval of, or filing with, any Authority, or, any other person, is required for the execution and delivery of any of the Transaction Documents by Seller or the consummation by Seller of the transactions contemplated hereby or thereby except as set forth in this Agreement or the Schedules hereto;

                    (g) No Action is pending or, to the best knowledge of such counsel, threatened against Seller, its property or business or the transactions contemplated by this Agreement which could be reasonably anticipated to have a material adverse affect on the Farm Equipment Business;

                    (h) The execution and performance of any of the Transaction Documents by Seller will not violate or result in a failure to comply with any statute, law, ordinance, regulation, rule or order of any Authority, applicable to the business or operations of Seller, and Seller has all material permits, franchises and other authority required to conduct its business as presently conducted; and

                    (i) The documents to be delivered by Seller at the Closing to effect the transfer and assignment to Buyer of all right, title and interest to the Purchased Assets other than the Real Property are effective to do so.

               10.2.5 RELEASE OF LIENS. Buyer shall have completed a UCC lien search and Seller shall have delivered evidence of the release of all encumbrances on any of the Purchased Assets or Real Property, whether or not indicated on such lien search.

               10.2.6 BASE BALANCE SHEET. Seller shall have delivered to Buyer the Base Balance Sheet.

               10.3 SELLER'S CONDITIONS. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

               10.3.1 REPRESENTATIONS AND WARRANTIES TO BE CORRECT. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing as though such representations and warranties were made as of Closing, and Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

               10.3.2 CERTIFICATES. Seller shall have received such certificates of Buyer's officers and others to evidence compliance with the conditions set forth in this Section 11.2.3 as may be reasonably requested by Seller, including, without limitation:

                    (a) A certificate executed by the Secretary or an Assistant Secretary of Buyer certifying as of the date of Closing: (i) a true and complete copy of the Certificate of Incorporation of Buyer; (ii) a true and complete copy of the Bylaws of Buyer, (iii) a true and complete copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby; and (iv) incumbency matters; and

                    (b) A certificate executed by the President or any Vice President of Buyer certifying that, as of the date of Closing, the conditions set forth in Section 11.1 hereof and this Section 11.3 have been satisfied.

               10.3.3 OPINION OF COUNSEL. Seller shall have received an opinion of Troutman Sanders, the general counsel to Buyer, or other or additional counsel to Buyer, dated as of the date of the Closing, in form and substance satisfactory to Seller, to the effect that:

                    (a) Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                    (b) Buyer has all necessary corporate power and authority and has taken all corporate action necessary to enter into the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder or thereunder;

                    (c) The Transaction Documents have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law; and

                    (d) Neither the execution and delivery of any of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party, which breach or default would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby.

               10.3.4 CERTIFICATE OF ASSUMPTION OF LIABILITIES. Buyer shall have delivered to Seller a duly executed certificate of assumption of the liabilities of Seller to be assumed by Buyer pursuant to Section 1.5 hereof.


     11.  TERMINATION


          11.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing, as follows:
               11.1.1    MUTUAL CONSENT.  By mutual consent of Seller and Buyer.

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

               11.1.2 BREACH. By either Buyer or Seller by reason of the breach prior to Closing by the other in any material respect of any of their covenants or agreements contained in this Agreement, or if any of the representations or warranties made by the other party hereunder are untrue, inaccurate or misleading in any material respect.

               11.1.3 LITIGATION. By either Buyer or Seller if any litigation or proceeding instituted by any person has resulted, prior to Closing, in an order, stay, judgment or decree restraining or prohibiting the consummation of the transactions contemplated by this Agreement or the ownership and operation by Buyer after Closing of all the Purchased Assets and the Farm Equipment Business and such order or stay has not been vacated or such judgment or decree has not been vacated or reversed, within ten (10) days after the entry hereof.

               11.1.4 CUT-OFF DATE. If the Closing shall not have occurred on or before February 28, 1994, this Agreement shall automatically terminate without further action.

          11.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.1 hereof (except by reason of subsection 11.1.2 hereof) all rights and obligations of Seller and Buyer hereunder shall terminate, and if this Agreement is terminated pursuant to Section 11.1.2 hereof, the non-breaching party shall be entitled to exercise and pursue all rights and remedies available to it hereunder, at law, in equity or otherwise.


     12.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY.

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

          12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as the relevant time periods are extended pursuant to Sections 12.2 or 12.3 hereof, or as otherwise specifically provided in this Agreement, the representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of twelve (12) months following the date of the Closing, and no claim, action or proceeding may be brought by either party on account of any breach, violation or inaccuracy in any representation or warranty after the expiration of such twelve (12) month period unless, prior to the expiration of such time period, a written claim shall have been submitted by the claiming party to the other specifying in reasonable detail the nature and amount thereof, to the extent determinable.

          12.2 INDEMNIFICATION BY SELLER. Seller agrees that, notwithstanding the Closing and regardless of any investigation made at any time by or on behalf of Buyer or of any information Buyer may have in respect thereof (and in addition to the other specific indemnities of Buyer by Seller hereunder), Seller will indemnify, defend and save and hold Buyer harmless from and against any claim, cost, expense, damage, liability, loss or deficiency suffered or incurred by Buyer (including, without limitation, reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action, claim or proceeding) arising out of or resulting from the following:

               12.2.1 INACCURACY OF REPRESENTATIONS, ETC. Subject to the time limitation for survival of representations and warranties set forth in
Section 12.1 above unless extended pursuant to this Section 12.2 or otherwise herein, the breach by Seller of, or any violation or inaccuracy in, any of the representations or warranties of the Seller contained in this Agreement or in any written statement or certificate delivered to Buyer by or on behalf of Seller on or before the Closing pursuant to this Agreement or in connection with the transactions contemplated hereby.

               12.2.2 BREACH OF COVENANT. Without regard to the time limitations set forth in Section 12.1, any claims or liabilities arising out of or resulting from any default under or breach of any covenant of Seller contained herein or in the Real Property Contract or from the non-performance of any obligations of Seller hereunder or thereunder.

               12.2.3 PRODUCT LIABILITY. Without regard to the time limitations set forth in Section 12.1, any claim for property damage, personal injury or death on account of product liability claims or assertions made with respect to actual or alleged defects in designs, materials or workmanship of any Whole Goods Inventories or Service Parts Inventories manufactured or sold prior to the Effective Date by Seller or any of Seller's predecessors.

               12.2.4 CERTAIN TAXES. Without regard to the time limitations set forth in Section 12.1, debts, obligations or liabilities, whether absolute, accrued, contingent or otherwise, for federal, state, county, local, foreign or other income, sales, real estate, excise, employee payroll or other taxes or assessments (including interest and penalties thereon, if any) of any kind whatsoever of Seller.

               12.2.5 BULK SALES. Without regard to the time limitations set forth in Section 12.1, the failure to comply with statutory provisions relating to bulk sales and transfers, if applicable, in accordance with Section 8.6 hereof.

               12.2.6 ENVIRONMENTAL LIABILITY. Without regard to the time limitations set forth in Section 12.1, any environmental liabilities incurred in connection with or arising out of or resulting from the presence, release or disposal of Hazardous Substances, with respect to the

Real Property at any time on or prior to the date of the Closing and with respect to the Leased Facilities at any time on or prior to the date of the Closing (or in the case of any presence, release or disposal by Seller or any predecessor of Seller or any representative or independent contractor thereof, with respect to the Real Property or the Leased Facilities at any time prior to the date of the Closing), whether or not such claims or actions with respect thereto are described, listed or referred to on any Schedule hereto, and any Environmental Claims relating to actions, inactions, occurrences or conditions happening or existing on the Real Property or the Leased Facilities on or prior to the date of the Closing, whether or not such Environmental Claims, actions, inactions, occurrences or conditions are described, listed or referred to on any Schedule hereto. Notwithstanding the foregoing, in the event the Seller fails to timely restore the Real Property to an "Environmentally Satisfactory Condition" (as defined in the Real Property Contract) pursuant to Section 3 of the Real Property Contract and Buyer fails to purchase the Coldwater Plant and/or the Kewanee Plant as a result thereof, Seller shall have no obligation pursuant to this Section 12.2 to indemnify Buyer for all or any portion of Buyer's costs and expenses of moving its operations from the Coldwater Plant and/or the Kewanee Plant, as the case may be.

               12.2.7 REAL PROPERTY. Without regard to the time limitations set forth in Section 12.1, the breach by Seller of, or any violation or inaccuracy in, any of the representations or warranties of Seller with respect to the Real Property contained in this Agreement or the Real Property Contract or in any written statement or certificate delivered to Buyer by or on behalf of Seller on or before the Real Property Closing pursuant to this Agreement or the Real Property Contract or in connection with the transactions contemplated hereby or thereby. Notwithstanding the foregoing, in the event the Seller breaches any representation or warranty contained in this Agreement or the Real Property Contract with respect to any environmental matter and Buyer fails to purchase the Coldwater Plant and/or the Kewanee Plant as a result thereof, Seller shall have no obligation pursuant to this Section 12.2 to indemnify Buyer for all or any portion of Buyer's costs and expenses of moving its operations from the Coldwater Plant and/or the Kewanee Plant, as the case may be.

               12.2.8 LIABILITIES OTHER THAN ASSUMED LIABILITIES. Without regard to the time limitations set forth in Section 12.1, the assertion against Buyer of any of the liabilities or obligations of Seller other than liabilities or obligations expressly assumed by Buyer pursuant to Section 4.1 hereof.

               12.2.9 SELLER INDEMNIFICATION THRESHOLD. Notwithstanding any of the provisions of this Section 12.2 to the contrary, Seller shall have no liability or obligation to make indemnity with respect to matters covered by
Section 12.2.1 hereof (Inaccuracy of Representations, Etc.) (but not otherwise) until the aggregate of all claims under such Section total $50,000, in which event such indemnity shall apply to all of such claims in excess of $50,000 and to all subsequent claims under such Section.

          12.3 INDEMNIFICATION BY BUYER. Buyer agrees that, notwithstanding the Closing and regardless of any investigation made at any time by or on behalf of Seller or of any information Seller may have in respect thereof (and in addition to the other specific indemnities of Seller by Buyer hereunder), Buyer will indemnify, defend and save and hold Seller harmless from and against any claim, cost, expense, damage, liability, loss or deficiency suffered or incurred by Seller (including, without limitation, reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action or proceeding) arising out of or resulting from any of the following:

               12.3.1 INACCURACY OF REPRESENTATIONS, ETC. Subject to the time limitation for survival of representations and warranties set forth in
Section 12.1 above unless extended pursuant to this Section 12.3 or otherwise herein, the breach by Buyer of, or any violation or inaccuracy in any of the representations or warranties of the Buyer contained in this Agreement or in any written statement or certificate delivered to Seller by or on behalf of the Buyer on or before the Closing or the Real Property Closing pursuant to this Agreement or in connection with the transactions contemplated hereby.

               12.3.2 BREACH OF COVENANT. Without regard to the time limitations set forth in Section 12.1, any claims or liabilities arising out of or resulting from any default under or breach of any covenant of Buyer contained herein or in the Real Property Contract or from the non-performance of any obligation of Buyer hereunder or thereunder.

               12.3.3 PRODUCT LIABILITY. Without regard to the time limitations set forth in Section 12.1, any claim for property damage, personal injury or death on account of product liability claims or assertions made with respect to actual or alleged defects in designs, materials or workmanship for any Whole Goods Inventories or Service Parts Inventories manufactured on or after the Effective Date. To the extent practicable, Buyer shall appropriately distinguish all such Whole Goods Inventories and Service Parts Inventories from those manufactured by Seller prior to the Effective Date.

               12.3.4 CERTAIN TAXES. Without regard to the time limitations set forth in Section 12.1, debts, obligations or liabilities, whether absolute, accrued, contingent or otherwise, for federal, state, county, local, foreign or other income, sales, real estate, excise, employee payroll or other taxes or assessments (including interest and penalties thereon, if any) of any kind whatsoever of Buyer.

               12.3.5 ENVIRONMENTAL LIABILITY. Without regard to the time limitations set forth in Section 12.1, any environmental liabilities incurred in connection with or arising out of or resulting from the release or disposal of Hazardous Substances, with respect to the Real Property made at any time after the date of the Real Property Closing and with respect to the Leased Facilities at any time after the date of the Closing, and any Environmental Claims relating to actions, inactions, occurrences or conditions happening on the Real Property or the Leased Facilities after the date of the Real Property Closing; provided, however, that Buyer shall have no obligation or liability hereunder, and shall not indemnify Seller, for any losses incurred by Seller in connection with or arising out of or resulting from the continuation of any environmental problem or condition existing at or prior to the Real Property Closing.

               12.3.6 OTHER LIABILITIES. Without regard to the time limitations set forth in Section 12.1, the assertion against Seller of any of the liabilities of Seller expressly assumed by Buyer pursuant to Section 1.5 hereof and the assertion against Seller of any liability or obligation arising out of Buyer's operation of the Purchased Assets and the Farm Equipment Business at any time after the Closing Date, including without limitation, any liability or obligation arising from any claimed discharge or termination of any White Dealer.

               12.3.7 BUYER INDEMNIFICATION THRESHOLD. Notwithstanding any of the provisions of this Section 12.3 to the contrary, Buyer shall have no liability or obligation to make indemnity with respect to matters covered by clause 12.3.1 (Inaccuracy of Representations, etc). (but not otherwise) until the aggregate of all claims under such clause total $50,000, in which event this indemnity shall apply to all of such claims in excess of $50,000 and to all subsequent claims under such clauses.

          12.4 MISCELLANEOUS. All statements of fact contained in this Agreement or in any written statement, certificate, schedule or other document delivered to Seller or Buyer by or on behalf of the other pursuant to this Agreement shall be deemed representations and warranties of the party making such statements hereunder.

          12.5 COOPERATION. Seller and Buyer will give prompt written notice (which, as to third party claims, shall be given within the time required to file a timely response) to the other of any claim which Buyer or Seller discovers or of which notice is received after the Closing and which might give rise to a claim by Buyer or Seller against the other under Sections 12.2 or 12.3 hereof, stating the nature, basis and amount thereof. In case of any claim by a third party, any suit, any claim by any governmental body, or any legal, administrative arbitration proceeding ("Third Party Claim") with respect to which Seller or Buyer may have liability under the indemnity agreements contained in Sections 12.2 and 12.3 hereof, the party which may have such liability to the other shall be entitled to participate therein, and to the extent desired, to assume the defense thereof, and after notice from Seller or Buyer of its election so to assume the defense thereof, the assuming party will not be liable to the other for any legal or other expenses subsequently incurred by the other in connection with the defense thereof, unless the assuming party does not actually assume the defense thereof following notice of such election. Buyer or Seller shall make available to the other and its attorneys and accountants, at all reasonable times, all books and records relating to such suit, claims or proceeding, and Buyer and Seller will render to each other such assistance as may reasonably be required of each in order to insure proper and adequate defense of any such Third Party Claim. If the indemnifying party shall not notify the indemnified party of the indemnifying party's election to defend any Third Party Claim (and, in the case of litigated Third Party Claims, actually assume the defense of such Third Party Claim), the indemnified party may defend against such Third Party Claim in such manner as it may deem appropriate and if the indemnified party shall desire to settle such Third Party Claims, it shall give the indemnifying party prior written notice of the proposed settlement. Within 10 days following receipt by the indemnifying party of such written notice, the indemnifying party shall notify the indemnified party whether or not it consents to such settlement (which consent shall not unreasonably be withheld). If the indemnifying party elects to defend any Third Party Claim, and has actually assumed the defense of such Third Party Claim, the indemnified party shall not settle the Third Party Claim without the written consent of the indemnifying party (which consent shall not unreasonably be withheld) and the indemnifying party shall not in the defense of any such Third Party Claim consent to the entry of any judgment against or affecting the indemnified party (other than a judgment of dismissal on the merits and without costs or involving only the payment of money) except with the written consent of the indemnified party (which consent shall not unreasonably be withheld) or enter into any settlement, except one involving only the payment of money, unless with the written consent of the indemnified party (which consent shall not unreasonably be withheld).



     13.  NON-COMPETITION; NON-SOLICITATION OF EMPLOYEES.


          13.1 SCOPE OF NON-COMPETITION. During the period beginning on the date of the Closing and ending five (5) years thereafter, Seller, and any corporation or other entity owned or controlled by Seller, shall not (except for the manufacture and sale of Bush Hog disc mowers and Lilliston row crop cultivators), unless acting with the prior written consent of Buyer, manufacture, market or distribute Farm Equipment or Farm Equipment Parts either as an owner, consultant, manager, associate, partner, agent or otherwise, or by means of any corporate or other device within:

          (a)  the United States of America; or

          (b) any state of the United States of America in which the Buyer or any affiliate of the Buyer is engaged in the manufacture or marketing of Farm Equipment or Farm Equipment Parts; or

          (c) any country other than the United States of America in which the Buyer or any affiliate of the Buyer is engaged in the manufacture or marketing of Farm Equipment or Farm Equipment Parts;

          13.2 NON-SOLICITATION OF EMPLOYEES. During the period beginning on the date of the Closing and ending one (1) year thereafter, Seller, and any corporation or other entity owned or controlled by Seller, shall not, either for itself or in conjunction with or on behalf of any other person or entity, solicit, divert or hire, or attempt to solicit, divert or hire, any employees of Buyer, whether acquired pursuant to Section 8.5.1 hereof or otherwise.


          13.3 INJUNCTIVE RELIEF. Seller acknowledges that the restrictions contained in this Section 13 are reasonable and necessary to protect the legitimate interests of the Buyer and its affiliates, and that any violations of any provision of this Section 13 will result in irreparable injury to Buyer and its affiliates and that, therefore, Buyer and its affiliates shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Buyer or its affiliates may be entitled.

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

     14.  MISCELLANEOUS.


          14.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, first class air mail, telex, telecopier, or air courier to the parties set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; seven business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the third business day after timely delivery to the courier, if sent by air courier.

If to Seller:                 Allied Products Corporation

                                   10 South  Riverside  Plaza
                                   Chicago,  Illinois   60606
                                   Telecopy:   312-454-9608
                                   Telephone:  312-454-1020

With copies to:                    David B. Corwine, Esq.
                                   Allied Products Corporation
                                   10 South  Riverside  Plaza
                                   Chicago, Illinois  60606
                                   Telecopy:  (312)  454-9608
                                   Telephone:  (312) 454-1020
and                                William L. Morrison, Esq.
                                   Gardner, Carton & Douglas
                                   321 North Clark Street, Suite 3400
                                   Chicago, Illinois  60610-4795
                                   Telecopy:  (312) 644-3381
                                   Telephone:  (312) 644-3000

If to Buyer:                       Michael F. Swick, Esq.
                                   AGCO Corporation
                                   5295 Triangle Parkway
                                   Norcross, Georgia 30092
                                   Telecopy:  (404)  246-6158
                                   Telephone: (404)  246-6115


          14.2 EXPENSES; SALES AND USE TAXES. Regardless of whether the transactions provided for in this Agreement are consummated, each party hereto shall pay its own expenses incident to this Agreement and to preparing to consummate the transactions provided for herein. Any sales, use, transfer or similar taxes imposed as a result of the sale of the Purchased Assets (other than the Real Property) hereunder shall be borne one-half by Seller and one-half by Buyer.

          14.3 GOVERNING LAW. Except as otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

          14.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns; provided, however, that an assignment or attempted assignment of all or a portion of any party's rights hereunder shall not relieve such party of its obligations hereunder; and provided further, that neither party shall assign its rights or obligations herein to any person or entity without the prior written consent of the other party hereto.

          14.5 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended nor shall it be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

          14.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

          14.7 TITLES AND HEADINGS. Titles and headings to sections herein are for purposes of reference only, and shall in no way limit, define, or otherwise affect the provisions herein.

          14.8 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein, including the Schedules and exhibits attached hereto (which are incorporated herein by this reference) or referred to herein shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.

          14.9 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by mutual consent set forth in a writing duly signed by the parties hereto.

         14.10 PUBLIC ANNOUNCEMENT. No party shall publicly disclose this Agreement or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other, except as may be required by law.


     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


                              ALLIED PRODUCTS CORPORATION


                              By: /s/ Kenneth B. Light
                                 ___________________________________

                              Title: Executive Vice President
                                     _______________________________





                              AGCO CORPORATION


                              By:     /s/ Robert J. Ratliff
                                     _______________________________

                              Title:  President
                                      ______________________________